Exhibit 10.3

CLECO CORPORATE HOLDINGS LLC

2017 LONG-TERM INCENTIVE COMPENSATION PLAN

CLECO CORPORATE HOLDINGS LLC
2017 LONG TERM INCENTIVE COMPENSATION PLAN

TABLE OF CONTENTS

Page

ARTICLE I. PURPOSE		1
ARTICLE II. DEFINITIONS		1
2.1	Affiliate	1
2.2	Beneficiary	1
2.3	Board or Board of Managers	1
2.4	Cause	1
2.5	Change in Control	2
2.6	Change in Control Period	3
2.7	Code	3
2.8	Committee	3
2.9	Company	3
2.10	Disability	3
2.11	Employee	3
2.12	Employer	3
2.13	Exchange Act	3
2.14	Good Reason	3
2.15	Incentive	4
2.16	Involuntary or Involuntarily	4
2.17	Participant	4
2.18	Performance Cycle	4
2.19	Performance Objectives	4
2.20	Plan	4
2.21	Pro-Rata	5
2.22	Retirement or Retire	5
2.23	Separation Date or Separation from Service	5
2.24	Specified Employee	5
2.25	Year of Service	5
ARTICLE III. ADOPTION		5
3.1	Adoption and Effective Date	5
3.2	Duration	5
ARTICLE IV. PARTICIPATION		6
4.1	Eligibility	6
4.2	No Continued Employment	6
ARTICLE V. ADMINISTRATION OF PLAN		6
5.1	Composition of/Actions by the Committee	6
5.2	Power and Authority	6
ARTICLE VI. PERFORMANCE INCENTIVES		7
6.1	Performance Objectives for a Performance Cycle	7
6.2	Vesting	7
6.3	Time and Form of Payment	10
6.4	Tax Withholding	10

i

ARTICLE VII. MISCELLANEOUS		10
7.1	Amendment and Termination	10
7.2	Transferability of Incentives	10
7.3	Agreements	10
7.4	Governing Law	10
7.5	Other Benefits	10
7.6	Recovery Policy	11
7.7	Compliance with Code Section 409A	11
Exhibit A 2017-2018 Performance Cycle		12
Exhibit B 2017-2019 Performance Cycle		13

ii

CLECO CORPORATE HOLDINGS LLC
2017 LONG-TERM INCENTIVE COMPENSATION PLAN
Cleco Corporate Holdings LLC (the "Company"), hereby establishes the 2017 Long-Term Incentive Compensation Plan (the "Plan") for the benefit of eligible employees.
ARTICLE I.
PURPOSE
This Plan is established effective as of January 1, 2017. It is designed to grow the value of the Company’s business and encourage results-oriented actions on the part of Participants. The primary objective of the Plan is to provide financial motivation for key officers, executives, and key employees to achieve or exceed established performance goals that support the Company’s long-term business strategies.
ARTICLE II.
DEFINITIONS
2.1    Affiliate means any corporation or other form of entity of which the Company, owns, from time to time, directly or indirectly, at least 50% of the total combined voting power of all classes of stock or other equity interests.

2.2    Beneficiary means the Participant's surviving spouse or estate, as determined in the discretion of the Committee.

2.3    Board or Board of Managers means the Board of Managers of the Company.

2.4    Cause, unless otherwise specified in an employment or similar agreement between a Participant and the Company, means that a Participant has:

(a)    Committed an intentional act of fraud, embezzlement or theft in the course of employment or otherwise engaged in any intentional misconduct which is materially injurious to the financial condition or business reputation of the Company or its Affiliates;
(b)    Committed intentional damage to the property of the Company and its Affiliates or committed intentional wrongful disclosure of proprietary information or confidential information, which is materially injurious to the financial condition or business reputation of the Company or its Affiliates;
(c)    Been convicted with no further possibility of appeal, or entered a guilty or nolo contendere plea, for a felony or a crime involving moral turpitude;
(d)    Willfully and substantially refused to perform the essential duties of his or her position after written notice from the Company;

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(e)    Intentionally, recklessly or negligently violated any material provision of the Company's code of conduct or equivalent code of policy that is applicable to the Participant;
(f)    Intentionally, recklessly or negligently acted or failed to act in a manner which materially compromises his or her ability to perform the essential duties of his or her position;
(g)    Intentionally, recklessly or negligently violated any material provision of the Sarbanes-Oxley Act of 2002 or any of the rules adopted by the Securities and Exchange Commission implementing any such provision; or
(h)    Failed to fully cooperate to the extent requested by the Company or an Affiliate with investigations by government or independent agencies involving the Company or an Affiliate.
No act or failure to act on the part of a Participant will be deemed intentional if it was due primarily to an error in judgment or negligence, but will be deemed intentional only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.
2.5    Change in Control means and shall be deemed to occur upon the consummation of:
(a)    Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or an Affiliate or any "person" who on the effective date of this Plan is a director, officer, or is the "beneficial owner" (as determined in Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of outstanding securities of the Company or an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) sponsored by the Company or an Affiliate, is or becomes the "beneficial owner" (as determined in Rule 13d-3 promulgated under the Exchange Act) of 80% or more of the combined voting power of the outstanding securities of the Company;
(b)    The Company is party to a merger or consolidation with another entity and, as a result of such transaction, 80% or more of the combined voting power of outstanding securities of the Company or its successor in the merger (or a direct or indirect parent company of the Company or its successor in the merger) is owned in the aggregate by persons who were not "beneficial owners" (as determined in Rule 13d-3 promulgated under the Exchange Act) of securities of the Company immediately before such transaction;
(c)    The Company sells, leases, or otherwise disposes of, in one transaction or in a series of related transactions, all or substantially all of its assets;
(d)    The owners of the Company approve a plan of dissolution or liquidation; or

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(e)    All or substantially all of the assets or the issued and outstanding membership interests of Cleco Power LLC is sold, leased or otherwise disposed of in one or a series of related transactions to a person, other than the Company or an Affiliate.
The Board of Managers shall determine whether a Change in Control has occurred hereunder.
2.6    Change in Control Period means the 60-day period preceding and the 24-month period following the consummation of a Change in Control.

2.7    Code means the Internal Revenue Code of 1986, as amended.

2.8    Committee means the Leadership Development & Compensation Committee appointed according to Section 5.1 to administer this Plan.

2.9    Company means Cleco Corporate Holdings LLC.

2.10    Disability means that a Participant, by reason of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, (a) has been receiving income replacement benefits for a period of not less than three months under a separate long-term disability plan or policy maintained by the Company or an Affiliate, or (b) is unable to engage in any substantial gainful employment.
2.11    Employee means a regular, common law employee of the Company and/or an Affiliate determined in accordance with the Employer's standard personnel policies and practices, but excluding individuals who the Employer classifies as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.

2.12    Employer means the Company and its Affiliates, as applicable.

2.13    Exchange Act means the Securities Exchange Act of 1934, as amended, including any rule, regulation or interpretation promulgated thereunder.

2.14    Good Reason means that:

(a)    a Participant’s base compensation in effect immediately before the commencement of a Change in Control Period is materially reduced, or there is a material reduction or termination of such Participant’s rights to any employee benefit in effect immediately prior to such period;
(b)    a Participant’s authority, duties or responsibilities are materially reduced from those in effect immediately before the commencement of a Change in Control Period, or such Participant has reasonably determined that, as a result of a change in circumstances that materially affects his or her employment with the Company, he or she is unable to exercise the authority, power, duties and responsibilities assigned to him or her immediately before the commencement of such period; or

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(c)    a Participant is required to transfer to an office or business location that is more than 60 miles from the primary location to which he or she was assigned prior to the commencement of a Change in Control Period.
No event or condition shall constitute Good Reason hereunder unless:
(1)    a Participant provides to the Committee written notice of his or her objection to such event not later than 60 days after such Participant first learns, or should have learned, of such event;
(2)    such event is not corrected by the Company promptly after receipt of such notice, but in no event more than 30 days after receipt thereof; and
(3)    such Participant Separates from Service not more than 15 days following the expiration of the 30-day period described in clause (2) hereof.
One or more members of the Committee, as constituted immediately before the commencement of a Change in Control Period, shall determine whether any Separation from Service is on account of Good Reason as defined herein.
2.15    Incentive means a bonus payable to a Participant based on the portion the Committee assigns to the Participant of the Payout, if any, based on actual results achieved with respect to Performance Targets for a Performance Cycle.

2.16    Involuntary or Involuntarily means a Separation from Service because of the independent exercise of the unilateral authority of the Employer to terminate the Participant’s services, other than because of the Participant’s implicit or explicit request, if the Participant was willing and able to continue performing services.

2.17    Participant means an Employee who is granted or awarded an Incentive under this Plan as provided in Section 4.1.

2.18    Performance Cycle means the period the Committee designates during which Performance Objectives the Committee designates are obtained.

2.19    Performance Objectives means performance criteria the Committee designates to be achieved during a Performance Cycle the Committee designates. Such objectives may relate to the business and affairs of the Company, an Affiliate, a division, department, unit or profit center of the Company or an Affiliate. For example, the Committee may designate threshold, target and maximum percentages with respect to one or more Performance Objectives as well as the weighting to be applied to the actual results achieved with respect to various Performance Objectives. The Committee and the Board of Managers shall have discretion to assess actual results of the Performance Objectives against targets at the completion of each Performance Cycle for purposes of determining the payout to Participants.

2.20    Plan means this 2017 Long-Term Incentive Compensation Plan, as may be amended from time to time.

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2.21    Pro-Rata is defined in Section 6.2(f).

2.22    Retirement or Retire means the Committee determined that the Participant Separated from Service from the Employer other than for Cause (regardless of whether the Separation from Service was Involuntary or voluntary at the Company's request) and that the Participant met one of the following conditions:

(a)    the Participant Separated from Service after reaching age 55 with at least 10 Years of Service;
(b)    the Participant Separated from Service after reaching age 60 with at least 5 Years of Service; or
(c)    the Participant Separated from Service after reaching age 65.
2.23    Separation Date or Separation from Service means the later of the date on which (a) a Participant's employment with the Company and its Affiliates ceases, or (b) the Company and such Participant reasonably anticipate that he or she will perform no further services for the Company and its Affiliates, whether as a common law employee or independent contractor. Notwithstanding the foregoing, a Participant may be deemed to have Separated from Service if he or she continues to provide services to the Company or an Affiliate, whether as an employee or an independent contractor, provided such continuing services are not more than 20% of the average level of services performed by such Participant during the immediately preceding 36-month period.

2.24    Specified Employee shall be determined in accordance with Code Section 409A and shall generally mean that a Participant is a "key employee" of the Company or an Affiliate, within the meaning of Code Section 416(i)(1)(A)(i), (ii) or (iii), but determined without regard to paragraph (i)(5) thereof, as of his or her Separation Date. A Participant who satisfies such requirement as of a December 31st shall be considered a Specified Employee hereunder during the 12-month period commencing on the immediately following April 1st.

2.25    Year of Service has the meaning given to that term by the separate defined benefit plan maintained by the Employer, without regard to whether the individual in question is eligible to participate in that plan.

ARTICLE III.
ADOPTION
3.1    Adoption and Effective Date. This Plan shall be effective as of January 1, 2017 (the "Effective Date").

3.2    Duration. This Plan shall commence on its Effective Date and shall remain in effect until all Incentives have been satisfied by cash payments or have been expired, terminated or forfeited.

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ARTICLE IV.
PARTICIPATION
4.1    Eligibility. Employees shall be eligible to receive Incentives under this Plan, when designated by the Committee. Employees may be designated for participation hereunder individually or by groups or categories, in the discretion of the Committee.

4.2    No Continued Employment. No Participant shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of the grant or award of an Incentive or other form of payment hereunder.

ARTICLE V.
ADMINISTRATION OF PLAN
5.1    Composition of/Actions by the Committee. This Plan shall be administered by a Leadership Development & Compensation Committee (the "Committee") that is appointed by the Board of Managers and that shall consist of not less than two persons. All powers granted to the Committee hereunder are subject to the approval and direction of the Board. The Committee, in its discretion, may delegate to one or more executive officers of the Company the authority to grant or award Incentives hereunder, except that the authority to make grants and awards to the Company's named executive officers shall not be subject to delegation hereunder. Any grant or award made pursuant to such delegation shall be subject to subsequent ratification by the Board. Notwithstanding the foregoing, the Board of Managers may act in lieu of the Committee hereunder.

5.2    Power and Authority. The Committee shall have the discretionary power and authority to (a) designate Participants hereunder, (b) grant or award Incentives under the Plan, including the determination of the terms and conditions thereof, (c) construe and interpret the provisions of the Plan and any form or agreement related thereto, (d) establish and adopt rules, regulations, and procedures relating to the Plan and the grant or award of Incentives hereunder, including, without limitation, procedures for the crediting of periods of employment with an Affiliate and/or during any period of part-time employment, (e) interpret, apply and construe such rules, regulations and procedures, and (f) make any other determination which it believes necessary or advisable for the proper administration of the Plan.

Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company, its Affiliates and Participants and their beneficiaries or heirs. The Committee may make determinations selectively among Participants who receive or are eligible to receive Incentives hereunder, whether or not such Participants are similarly situated.

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ARTICLE VI.
PERFORMANCE INCENTIVES
6.1    Performance Objectives for a Performance Cycle.

(a)    In General. Each year the Committee, in its discretion, may establish a Performance Cycle and Performance Objectives for that Performance Cycle.
(b)    Subsequent Adjustments.
(1)    Performance Objectives. Once established, Performance Objectives may be changed, adjusted or amended during the Performance Cycle, in the discretion of the Committee, on account of a change in circumstances. For example, at any time before the final determination of awards, the Committee may equitably adjust the Performance Objectives and payout amounts to reflect:
(i)    a change in entity capitalization, or an entity level transaction (such as a merger, consolidation, separation, reorganization or partial or complete liquidation),
(ii)    the occurrence of any extraordinary event or unforeseen occurrence, or
(iii)    any change in applicable accounting rules or principles, any change in the Company’s or an Affiliate’s accounting method, or any change in applicable law.
(2)    Unsatisfactory Job Performance. The Committee shall have the discretion to adjust any Participant’s Incentive for unsatisfactory job performance.
(3)    Adjustments are not Amendments. Adjustments to Performance Objectives or for unsatisfactory performance shall not be considered an amendment to the Plan requiring consent as described in section 7.1.
6.2    Vesting.

(a)    In General. Incentives for each Performance Cycle vest separately. Except as provided in subsections 6.2(c), (d), and (e), a Participant shall become vested in 100% of his Incentive with respect to a Performance Cycle if the Participant remains employed by the Employer until the last day of the Performance Cycle. For example, a Participant will vest in his Incentive for a Performance Cycle from January 1, 2017 to December 31, 2019 if he remains employed by the Employer until December 31, 2019.
(b)    Voluntary Termination or Termination for Cause. Except as provided in subsections 6.2(c), (d), and (e), a Participant forfeits any unvested Incentives if the Participant Separates from Service before the end of a Performance Cycle or it the

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Participant Separates from Service for Cause (regardless of whether the Separation from Service was Involuntary or voluntary at the Company's request).
(c)    Involuntary Termination, Disability, and Death. A Participant will become vested in a Pro-Rata portion of his Incentive for a Performance Cycle if during a Performance Cycle:
(1)    Involuntary. The Participant Separates from Service with the Employer Involuntarily, other than for Cause, the Committee in its discretion approves the Participant’s vesting, and the Participant satisfies the requirements of section 6.2(g);
(2)    Death. The Participant dies; or
(3)    Disability. The Participant ceases to be actively employed by the Employer because of the Participant's Disability and the Participant satisfies the requirements of section 6.2(g).
(d)    Retirement. A Participant who satisfies the requirements of section 6.2(g) and who Separates from Service with the Employer because of Retirement shall be vested in any outstanding Incentives as follows:
(1)    Age 55 with 10 Years of Service. If the Participant Retires after reaching age 55 and has at least 10 Years of Service with the Employer, the Participant will become vested in a Pro-Rata portion of his outstanding Incentives.
(2)    Age 60 with 5 Years of Service or Age 65. If the Participant Retires after reaching age 60 with at least 5 Years of Service with the Employer or after the Participant reaches age 65:
(i)    Incentives Granted Before Year of Retirement. The Participant will become vested in 100% of his outstanding Incentives granted for years before the year in which the Participant Retires under this paragraph.
(ii)    Incentives Granted for Year of Retirement. The Participant will become vested in a Pro-Rata portion of Incentives granted for the year of the Participant's Retirement under this paragraph. Thus, a Participant will become 100% vested in an Incentive granted for the year the Participant Retires under this Paragraph if the Participant remains employed until the end of that calendar year.
(3)    Grandfathered SERP Benefit. If the Participant has a grandfathered Supplemental Executive Retirement Plan (SERP) benefit when he Retires, the Participant will become vested in a Pro-Rata portion of his outstanding Incentives regardless of his age and Years of Service.

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(e)    Change in Control. On the effective date of a Change in Control, if the Participant satisfies the requirements of section 6.2(g), the Board of Managers has discretion to keep the Plan in place and adjust performance goals as appropriate under section 6.1(b)(1) or terminate the Plan.
(1)    Involuntary Termination without Cause or Separation from Service for Good Reason. If the Board keeps the Plan in place and a Participant Involuntarily Separates from Service without Cause or Separates from Service for Good Reason during the Change in Control Period, the Participant will become vested in 100% of his outstanding Incentives for all Performance Cycles. Such Incentives shall be computed assuming that the target Performance Objectives for each Performance Cycle had been achieved and shall be paid within 60 days of the Participant's Separation from Service.
(2)    Plan Termination. If the Board terminates the Plan, all Participants will become vested in a Pro-Rata portion of their Incentives for all outstanding Performance Cycles. Such Incentives shall be computed assuming that the target Performance Objectives for each Performance Cycle had been achieved and shall be paid within 60 days of the date the Plan is terminated.
(f)    Pro-Rata. Pro-Rata vesting of an Incentive for a Performance Cycle is based on the number of complete months the Participant was actively employed by the Employer during that Performance Cycle or, in the case of Plan termination, based on the number of full months of each Performance Cycle that were completed on the Plan termination date. For example, if a Participant died on July 15, 2018, during a 24-month Performance Cycle from January 1, 2017 to December 31, 2018, the Participant will become vested in 75% of his Incentive for that Performance Cycle (18 completed months of employment divided by 24). Pro-Rata vesting shall be based on actual performance at the end of each Performance Cycle and paid after the end of the Performance Cycle as provided in Section 6.3, except as provided in section 6.2(e) in connection with a Change in Control.
(g)    Waiver, Release and Covenants Agreement. Vesting under Section 6.2(c), (d), or (e) will not be available unless the Participant executes and timely delivers to the Company such agreement or agreements as the Company, in its sole discretion, shall deem necessary or appropriate to protect its business and economic value, including the business and economic value of its Affiliates, such agreement or agreements to provide for any one or more of the following: a waiver and release in favor of the Company and its Affiliates; covenants protecting confidential information; covenants prohibiting competition; covenants prohibiting the solicitation of customers and employees; and prohibitions on disparagement by the Participant and the Company. Such Agreement shall be substantially in the form attached to the Cleco Corporate Holdings LLC Executive Severance Plan, as it may be modified in the discretion of the Committee from time to time. To be timely, the Participant must execute and return such agreements to the Company within the time both specified in the agreement and so the Company can make payment to the Participant on the dates provided above and within

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the time provided by Treasury Regulation Section 1.409A-1(b)(4) or to otherwise comply with Code Section 409A.
6.3    Time and Form of Payment. A Participant's vested Incentive for a Performance Cycle will be paid to the Participant or, in the case of death, to his Beneficiary as soon as administratively feasible following the end of the Performance Period, but not later than the 15th day of the third month of the calendar year following the end of such Performance Cycle.

6.4    Tax Withholding. Payments with respect Incentives shall be subject to payroll tax withholding according to applicable law.

ARTICLE VII.
MISCELLANEOUS
7.1    Amendment and Termination. The Board of Managers may amend or terminate this Plan at any time; any such action may be taken without the approval of the Company's owners, but only to the extent that owner approval is not required under applicable Federal or state law, regulation.

The Committee or the Board of Managers, as the case may be, shall possess the authority to amend the terms of an Incentive granted or awarded hereunder; provided, however, that no such amendment shall materially impair any such Incentive without the consent of each affected Participant.
7.2    Transferability of Incentives. Except as expressly provided in this Section 7.2, no Incentive granted hereunder shall be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof, whether by operation of law or otherwise, and whether voluntarily or involuntarily (except in the event of the holder's death by will or the laws of descent and distribution) and neither the Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant.

7.3    Agreements. The terms of each Incentive granted or awarded hereunder shall be evidenced by a separate agreement between each Participant and the Committee setting forth the terms and conditions applicable to such Incentive; such agreement shall be made in writing or by such electronic means as the Committee deems appropriate.

7.4    Governing Law. Except to the extent preempted by federal law, the Plan and any Incentive granted under the Plan shall be governed by the laws of the State of Louisiana, without regard to the conflicts of law provisions thereof.

7.5    Other Benefits. Incentives granted to a Participant under the terms of the Plan shall not impair or otherwise reduce such Participant's compensation, life insurance or other benefits provided by the Company or its Affiliates; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

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7.6    Recovery Policy. If the Company or an Affiliate is required to restate its financial statements or other financial results, the Committee may take such action as it deems necessary or appropriate, to the extent consistent with applicable law, to cause the reduction, forfeiture or recovery of any payment with respect to an Incentive, provided that:

(a)    The amount of such payment was predicated, directly or indirectly, on the achievement of financial statement measures or results that were subject to material restatement;
(b)    The affected Participant was grossly negligent or engaged in intentional misconduct or an intentional act or omission, as determined by the Committee in connection with the restatement; and
(c)    The amount of any such payments would have been lesser if it had been based upon the restated results.
7.7    Compliance with Code Section 409A. If any Incentive is determined to be subject to Code Section 409A, this Plan and any agreement issued or procedure adopted in connection therewith is intended to comply and to be interpreted and construed in accordance with the provisions of Code Section 409A. With respect to any Code Section 409A governed Incentive granted or awarded hereunder and notwithstanding any provision of this Plan or the terms of any such Incentive to the contrary, the Committee (or its designee) shall exercise any discretion afforded hereunder only to the extent such discretion may be exercised in accordance with the provisions of Code Section 409A.

If a Participant is a Specified Employee as of his or her Separation Date, any cash payment to be made on account of such Participant's Separation from Service, including Retirement, shall be postponed until the first business day of the seventh calendar month following his or her Separation Date. The Company shall make such payment at the time provided herein without liability for interest or other loss of investment opportunity.
This Plan was approved by the Board Managers of Cleco Corporate Holdings LLC on the date indicated below to be effective as of January 1, 2017.

Cleco Corporate Holdings LLC By: /s/ Chris Leslie Print Name: Chris Leslie Title: Chairman, Leadership Development & Compensation Committee Date May 9, 2017

Exhibits:
Exhibit A - 2017-2018 Performance Cycle
Exhibit B - 2017-2019 Performance Cycle

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CLECO CORPORATE HOLDINGS LLC
2017 LONG-TERM INCENTIVE COMPENSATION PLAN

Exhibit A
2017-2018 Performance Cycle

Target Incentive Percentages:	Determined at the beginning of the Performance Cycle

Performance Cycle:	January 1, 2017 - December 31, 2018

Performance Objectives:	50% on the 2-year cumulative consolidated EBITDA as projected in the business plan, adjusted for pension, SERP and other approved exclusions
50% on 2-year average consolidated ROE, including wholesale, as projected in the business plan

Payout Range:	50% to 200% based on actual performance of EBITDA and ROE

Final Award:	Payout determined on each measure and then weighted 50%-50%

A	B	C	D	E
Performance Objectives	Weight	Threshold (50% Payout)	Target (100% Payout)(1)	Maximum (200% Payout)
Return on Equity	50%	8.303%	9.225%	10.148%
Cumulative EBITDA	50%	$838.08M	$931.20M	$1,024.32M

(1) Results between threshold and target and between target and maximum will be interpolated on a straight-line basis.

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CLECO CORPORATE HOLDINGS LLC
2017 LONG-TERM INCENTIVE COMPENSATION PLAN

Exhibit B
2017-2019 Performance Cycle

Target Incentive Percentages:	Determined at the beginning of the Performance Cycle

Performance Cycle:	January 1, 2017 - December 31, 2019

Performance Objectives:	50% on the 3-year cumulative consolidated EBITDA as projected in the business plan, adjusted for pension, SERP and other approved exclusions
50% on 3-year average consolidated ROE, including wholesale, as projected in the business plan

Payout Range:	50% to 200% based on actual performance of EBITDA and ROE

Final Award:	Payout determined on each measure and then weighted 50%-50%

A	B	C	D	E
Performance Objectives	Weight	Threshold (50% Payout)	Target (100% Payout)(1)	Maximum (200% Payout)
Return on Equity	50%	8.283%	9.203%	10.123%
Cumulative EBITDA	50%	$1,280.97M	$1,423.30M	$1,565.63M

(1) Results between threshold and target and between target and maximum will be interpolated on a straight-line basis.

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